Exhibit 21.1
CME Group Subsidiaries

Name of Subsidiary*	Jurisdiction of Incorporation or Organization
Board of Trade Investment Co.	Missouri
Board of Trade of the City of Chicago, Inc.	Delaware
CBOT Market Data Services LLC	Delaware
CBOT Strategic Investments LLC	Delaware
C-B-T Corporation	Delaware
Chicago Mercantile Exchange Inc.	Delaware
Chicago Mercantile Exchange Korea Inc.	Korea, Republic of
Chicago Mercantile Exchange Luxembourg Holdings S.à.r.l.	Luxembourg
Chicago Mercantile Exchange Luxembourg S.à.r.l.	Luxembourg
CME Alternative Marketplace Inc.	Delaware
CME BD Services Inc.	Delaware
CME Clearing Europe (Security Trustee) Limited	United Kingdom
CME Clearing Europe Limited	United Kingdom
CME ECM Inc.	Delaware
CME Europe Limited	United Kingdom
CME FX Marketplace Inc.	Delaware
CME Global Marketplace Inc.	Delaware
CME Group Asia Holdings Pte.Ltd	Singapore
CME Group Beijing Holdings LLC	Delaware
CME Group Hong Kong Limited	Hong Kong
CME Group Index Holdings LLC	Delaware
CME Group Index Services LLC	Delaware
CME Group International Market Data Limited	United Kingdom
CME Group Japan K.K.	Japan
CME Group Marketing Canada Inc.	Canada
CME Group Singapore Operations Pte.Ltd.	Singapore
CME Group Strategic Investments LLC	Delaware
CME Information Services (Beijing) Co.,Ltd.	China
CME Marketing Europe Limited	United Kingdom
CME Operations Limited	United Kingdom
CME Swaps Marketplace Ltd.	United Kingdom
CME Technology and Support Services Limited	Northern Ireland
CMEG Brazil 1 Participações Ltda.	Brazil
CMEG Brazil Investments 1 LLC	Delaware
CMEG Brazil Investments 2 LLC	Delaware
CMEG Foundation Services Inc.	Delaware
CMEG México, S. De R.L. De C.V.	Mexico
CMEG NYMEX Holdings Inc.	Delaware
CMEG Strategic Sdn. Bhd.	Malaysia
CMESCC Inc.	Delaware
Commodity Exchange, Inc.	New York
ConfirmHub, LLC	Delaware

Elysian Systems Limited	United Kingdom
GFX Corporation	Illinois
Globex Markets Ltd.	United Kingdom
Green Exchange International, Inc.	Delaware
Green Exchange LLC	Delaware
GreenX Holdings LLC	Delaware
Kansas City Board of Trade Clearing Corporation	Missouri
New York Mercantile Exchange, Inc.	Delaware
Pivot, Inc.	Delaware
The Board of Trade of Kansas City, Missouri, Inc.	Delaware

*Inactive subsidiaries and subsidiaries in the process of liquidation have been excluded.